EXHIBIT 11

      Exhibit 11.1 - Statement Regarding Computation of Earnings Per Share

                                                                                                                    Period from
                                                                                                                   June 27, 1984
                                                                                                                    (Inception)
                                                       Three Months Ended Oct 31       Six Months Ended Oct 31           to
                                                      ----------------------------  ------------------------------
                                                          1997           1996             1997           1996       Oct 31, 1997
                                                      ----------------------------  -----------------------------------------------

Primary loss per share:
 Shares outstanding                                    4,822,738      4,808,533        4,822,738      4,808,533        4,822,738
 Effect of using weighted average common and              (1,473)         None            (2,743)       (43,176)      (2,765,252)
      common equivalent shares
 Effect of shares issuable under common stock            *              *               *               *              *
      warrants using the treasury stock method
 Effect of shares issuable under stock options           *              *               *               *              *
      using the treasury stock method
 SAB  No. 83 - for stock  options  granted  at
      exercise  price  less than the
      initial public offering price during the
      12 months preceding the initial
      public offering using the treasury
      method                                                N/A            N/A             N/A             N/A           242,308
                                                      -------------  -------------  ---------------  ------------- -----------------
Total                                                  4,821,265      4,808,533        4,819,995      4,765,357        2,299,794
                                                      =============  =============  ===============  ============= =================

Net loss                                              $ (674,417)    $ (393,941)     $(1,237,567)    $ (644,995)    $ (7,927,995)
                                                      =============  =============  ===============  ============= =================

Net loss per share                                        ($0.14)        ($0.08)          ($0.26)        ($0.14)          ($3.45)
                                                      =============  =============  ===============  ============= =================

Fully diluted loss per share:
 Shares used in computing primary earnings per share   4,821,256      4,808,533        4,819,995      4,765,352        2,299,794
 Assumed conversion of all series of redeemable
      convertible preferred stock                          None           None             None           None             None
                                                      -------------  -------------  ---------------  ------------- -----------------

Total                                                  4,821,256      4,808,533        4,819,995      4,765,352        2,299,794
                                                      =============  =============  ===============  ============= =================

Net Loss                                              $ (674,417)    $ (393,941)    $ (1,237,567)    $ (393,941)    $ (7,927,995)
                                                      =============  =============  ===============  ============= =================

Pro forma net loss per share                             $ (0.14)       $ (0.08)        $  (0.26)       $ (0.08)         $ (3.45)
                                                      =============  =============  ===============  ============= =================

*  Antidilutive